Exhibit 10.11
      AGREEMENT

      The undersigned,

 A. Internationale Nederlanden Bank N.V., which has its registered office in Amsterdam, The Netherlands, acting herein through its branch at Amsterdam South East, The Netherlands, hereinafter referred to as the "Bank" and

 B. Reading & Bates Corporation, a corporation organized and existing under the laws of the State of Delaware ("RBC").
      Reading & Bates Drilling Co. ("RBD"), Reading & Bates
      Exploration Co. ("RBX"), Reading and Bates Inc. ("RBI"), RBD. RBX and RBI each being corporations organized and existing under the laws of the State of Oklahoma

      RBC, RBD, RBX and RBI hereinafter individually referred to as a "Borrower" and jointly as the "Borrowers";

      WHEREAS:

 - The Bank has granted certain credit facilities to the Borrowers pursuant to a Credit Facility Agreement dated as of March 27, 1991 (as amended. the "Credit Facility").

 - In addition to the Credit Facility, the Bank is prepared to offer the Borrowers an additional letter of credit facility for customs bonds to Indonesia (the "L/C Facility"), which L/C
      Facility has been described in a term sheet dated.......... (the
      "Term Sheet")  and  shall  be  incorporated into the Credit
      Facility; and

 - in order to accommodate the Borrowers, the Bank is prepared, on a temporary basis, until the restatement of the Credit Facility has been completed which shall, among other things, incorporate the L/C Facility. to issue letters of credit on a full indemnification basis, secured by pledged account deposits of the Borrowers at our Amsterdam Branch, in an amount equal to 120% of the countervalue in US Dollars of the aggregate of the face amount in Indonesia Rhupias of all letters of credit of the Borrowers outstanding under the L/C Facility.

      NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration the parties hereto have agreed as follows:

 1. On the terms and subject to the conditions hereof, the Bank hereby agrees that it will issue letters of credit in Indonesian Rhupias under the L/C Facility at the request of the Borrowers which, in the aggregate principal amount, do not exceed the countervalue of USD 10,000,000 (say: United States Dollars ten million), with expiration dates on or before June 30, 1997 for the account of the Borrowers. The letters of credit shall be substantially in the form attached hereto as Exhibit A (the "Letters of Credit").

 2. RBC, RBD, RBX, RBI jointly and severally agree to indemnity the Bank for and to reimburse the Bank a sum equal to any amount paid out by the Bank as a result of any drawing under the Letters of Credit issued pursuant to Section 1 hereof.

 3.   The Bank shall issue the Letters of Credit upon at least 5
      Banking Day's irrevocable prior written notice from the Borrowers and upon receipt by the Bank of:

       (a) this Agreement duly executed by the Borrowers and the Bank;

       (b) the Pledge Agreement referred to below, duly executed by the Borrowers and the Bank;

       (c) a certified copy of the resolutions of the Board of Directors of the Borrowers approving the execution, delivery and performance by the Borrowers of this Agreement and the Pledge Agreement;

       (d) any consents necessary from governmental or other authorities. persons or entities for the execution, delivery and performance by the Borrowers of this Agreement and the Pledge Agreement;

       (e) a bring down certificate substantially in the form of Exhibit B attached to this Agreement.

 4. As security for the payment or repayment of all amounts which the Borrowers may owe to the Bank (or its successor or assignee) hereunder or pursuant to issued Letters of Credit and the indemnification as described above, now or at any time in the future, each of the Borrowers will pledge to the Bank, pursuant to the Pledge Agreement between the Borrowers and the Bank, substantially in the form of Exhibit C attached hereto (the "Pledge Agreement"), the credit balances in favour of each of the Borrowers which are present now or at any time in the future on deposit with Internationale Nederlanden Bank N.V.. Amsterdam Branch in the following specified accounts: 02.14.45.184 of RBX,
      02.14.45.168 of RBD, 02.14.45.257 of RBI and 02.14.41.790,
      02.20.37.683, and 02.19.94.625 of RBC (the "Pledged accounts").

 5. The Pledge Agreement shall extend to all proceeds of the Pledged Accounts of the Borrowers with the Bank.

 6. Without the consent of the Bank. the Borrowers shall not have access to the Pledged Accounts for the amount equal to 120% of the countervalue in US Dollars of the aggregate of the face value amount in Indonesian Rhupias of all Letters of Credit. The Bank shall, however, give consent to the Borrowers' full access to the Pledged Accounts after the L/C Facility is incorporated into the Credit Facility.

 7. The Borrowers shall pay to the Bank upon demand of the Bank a sum equal to any amount paid out by the Bank in pursuance or purported pursuance of its obligations under the Letters of Credit (a "Letter of Credit Payment"). A certificate submitted by the Bank to the Borrowers as to the amount of any Letter of Credit Payment made by the Bank shall (save for manifest error) be conclusive and binding on the Borrowers for all purposes.

      The Bank shall not concern itself with the regularity or propriety of any demand made under the Letters of Credit provided that such demand is made in the manner called for in the Letters of Credit and (subject to such proviso) it shall not be a defense to a claim of the Bank under this Section 7 that the Bank could have resisted the payment in respect of which such claim is made.

 8. If the Borrowers fail to pay when due any sum payable hereunder. the Bank is entitled. for the duration of the Pledge Agreement, to debit such amounts from the Pledged Accounts as may be required to repay the full amount of debt owed by the Borrowers to the Bank pursuant to issued Letters of Credit and the indemnification set forth in Section 2 above.

 9.   The Borrower shall pay to the Bank:

       (a) an arrangement fee of 50% of the fee for the new L/C Facility as mentioned in the Term Sheet, being an amount of USD 75,000 payable on the date of this agreement. The remaining 50% of the arrangement fee as mentioned in the Term Sheet is payable on the date of completion of the restatement of the Credit Facility; and

       (b) a letter of credit fee, calculated at the rate of 1/2% per annum of the amount of the Letters of Credit from the date the Letters of Credit are issued until the expiration date of this Agreement, payable quarterly in arrears; and

       (c) all costs, charges and expenses (including reasonable fees and disbursements of the Bank's lawyers) incurred by the Bank in connection to the preparation, execution and enforcement of this Agreement.

 10. This Agreement and the Pledge Agreement referred to herein shall be governed by Dutch law. Any disputes relating to it shall be brought before the competent Dutch court, unless the Bank, as plaintiff, chooses to institute proceedings before the foreign court competent to hear the case in respect of the Borrowers, as defendants

IN WITNESS WHEREOF, the parties hereto have duly executed this agreement on August 18, 1993.

Internationale Nederlanden Bank N.V.        Reading & Bates Corporation
Branch: Amsterdam

By:/s/L. A. Van Stijn                       By:/s/T. W. Nagle
Name:L. A. Van Stijn                        Name:T. W. Nagle
Title:Deputy General Manager                Title:Vice President and Chief
                                            Financial Officer


                                            Reading & Bates Drilling Co.
                                            By:/s/T. W. Nagle
                                            Name:T. W. Nagle
                                            Title:Vice President

                                            Reading & Bates Inc
                                            By:/s/T. W. Nagle
                                            Name:T. W. Nagle
                                            Title:Vice President and Treasurer

                                            Reading & Bates Exploration Co
                                            By:/s/T. W. Nagle
                                            Name:T. W. Nagle
                                            Title:Vice President and Treasurer